Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-192946) pertaining to the Perrigo Company 2013 Long-Term Incentive Plan, the Perrigo Company 2008 Long-Term Incentive Plan, the Perrigo Company 2003 Long-Term Incentive Plan and the Perrigo Company Profit-Sharing and Investment Plan

2.Registration Statement (Form S-8 No. 333-2234536) pertaining to the Perrigo Company plc 2019 Long-Term Incentive Plan and the Perrigo Company Profit-Sharing and Investment Plan

3.Registration Statement (Form S-3 No. 333-282001) of Perrigo Company plc, pertaining to the debt securities, guarantees of debt securities, ordinary shares and preferred shares of Perrigo Company plc and Perrigo Finance Unlimited Company, as applicable

4.Registration Statements (Form S-8 Nos. 333-261074, 333-270089, 333-277416 and 333-287050) pertaining to the Perrigo Company plc 2019 Long-Term Incentive Plan, and

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Perrigo Company plc and the effectiveness of internal control over financial reporting of Perrigo Company plc included in this Annual Report (Form 10-K) of Perrigo Company plc for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 26, 2026